SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 20, 2015, Luis Manuel Ramírez entered into a Separation Agreement (the “Separation Agreement”) with Global Power Equipment Group Inc. (the “Company”), under which he resigned from all positions at the Company effective March 20, 2015 (the “Separation Date”).  Mr. Ramírez has served as President and Chief Executive Officer of the Company since July 2012.

Under the terms of the Separation Agreement, in addition to his accrued benefits, the Company has agreed to pay to Mr. Ramírez his 2014 annual bonus, $483,293, by not later than the date that is five calendar days after the release to be given by Mr. Ramírez in favor of the Company becomes irrevocable; to continue to pay base salary to Mr. Ramírez, at the current rate of $577,500 per year, through the first anniversary of the Separation Date; to pay to Mr. Ramírez a pro-rata annual bonus for that part of 2015 ending on the Separation Date, the amount of which, if any, will be dependent upon actual performance by the Company during all of 2015, will be determined treating individual goals as having been achieved at “target” level, and will be paid if and only if, and when, 2015 annual bonuses are paid to senior executives of the Company generally; and to reimburse Mr. Ramírez for up to $10,000 of reasonable legal fees incurred in connection with his resignation.  Mr. Ramírez will also be vested in 26,010 restricted stock units (“RSUs”) that will be paid to him by April 3, 2015; in 16,500 RSUs that will be paid to him, subject to achievement by the Company of certain performance and market goals, by March 31, 2016; and by an additional 9,462 RSUs that will be paid to him, subject to achievement by the Company of certain performance and market goals, by March 31, 2017.  Depending upon the extent to which the Company achieves the relevant performance and market goals, the number of RSUs to be paid to Mr. Ramírez by March 31, 2016 and by March 31, 2017, respectively, could vary from zero (if the relevant goals are missed entirely), to 33,000 by March 31, 2016 and to 18,924 by March 31, 2017, respectively (if the relevant goals are achieved at maximum levels).  Mr. Ramírez will continue to be covered by the Company’s officers’ and directors’ indemnification policy and related insurance with respect to his service with the Company.  The Separation Agreement also includes a standard a non-disparagement covenant, as well as a release of claims, and requires Mr. Ramírez to reaffirm the restrictive covenants in his employment agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

(c) On March 23, 2015, the Board of Directors of the Company (the “Board”) announced that, effective as of March 20, 2015, a current Board member, Terence Cryan, 52, has been appointed as President and Chief Executive Officer of the Company.

Mr. Cryan has been a director of the Company since January 2008.  He serves as managing director of Concert Energy Partners, a New York City based investment and private equity firm focused on the energy industry that he co-founded in 2001.  Over the last 10 years, Cryan has been chief executive officer of a number of publicly traded, private and non-profit entities.  He served as president and chief executive officer of Medical Acoustics LLC from 2007 through 2010 and as interim president and chief executive officer of Uranium Resources Inc. from September 2011 through April 2012.  Before 2001, Cryan was a senior managing director in the Investment Banking Division at Bear Stearns.  He has over 25 years of experience in international business in the United States and Europe, including having served as managing director and the Group Head of the Energy & Natural Resources Industry Group at Paine Webber.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Cryan entered into a letter agreement with the Company, dated as of March 20, 2015 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Cryan will hold the title of President and Chief Executive Officer, in addition to his current duties as a Board member, until the date a permanent Chief Executive Officer commences employment or the earlier termination of his employment by the Board or by himself. In connection with his appointment, Mr. Cryan will receive a base salary of $48,083 per month. Upon termination of his employment as President and Chief Executive Officer, other than (a) a termination by the Company for cause or (b) a termination by Mr. Cryan without his having provided the Company with written notice of his intention to terminate at least 15 days in advance of the termination date specified by him in such a notice, Mr. Cryan will be entitled to a continuation of his base salary through the date that is exactly 30 days after the date on which his employment terminates. Mr. Cryan will not receive any non-employee director cash retainers or other compensation under the Company’s director compensation program for his services as a director while he is serving as President and Chief Executive Officer. Effective on the date of his appointment, Mr. Cryan resigned from his membership on both of the Board committees of which he had previously been a member, these being the Nominating and Governing Committee and the Compensation Committee, as to both of which he was the Chair.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Cryan and the Company will also enter into a Stock Option Agreement, the form of which is attached hereto as Exhibit 10.3. Under the Stock Option Agreement the Company will grant to Mr. Cryan an option to purchase 122,000 shares of the Company’s common stock on March 23, 2015 at a strike price equal to the closing price of the Company’s common stock on the grant date (the “Option”). As to 32,000 shares, the Option will vest immediately upon grant. As to the remaining 90,000 shares, provided that Mr. Cryan remains employed as President and Chief Executive Officer through each later vesting date, the Option will vest at the rate of 10,000 shares on the 20th day of each of the months of June 2015 through February 2016. The Option will have a 5 year term and will be exercisable by Mr. Cryan from time to time to the extent vested.

There is no arrangement or understanding between Mr. Cryan and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Cryan and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Cryan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Letter Agreement and the Stock Option Agreement are qualified in their entireties by reference to the full text of each agreement, which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

On March 23, 2015, the Company issued a press release announcing the resignation of Mr. Ramírez and the appointment of Mr. Cryan as President and Chief Executive Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, dated as of March 20, 2015, by and between Luis Manuel Ramírez and Global Power Equipment Group Inc.
10.2	Letter Agreement, dated as of March 20, 2015, by and between Terence Cryan and Global Power Equipment Group Inc.
10.3	Form of Stock Option Agreement
99.1	Press release dated March 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2015

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement, dated as of March 20, 2015, by and between Luis Manuel Ramírez and Global Power Equipment Group Inc.
10.2	Letter Agreement, dated as of March 20, 2015, by and between Terence Cryan and Global Power Equipment Group Inc.
10.3	Form of Stock Option Agreement
99.1	Press release dated March 23, 2015